Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Wednesday, January 24, 2007		Director, Investor Relations
408 540-3712

	PR CONTACT:	Ken Ross
VP, Corporate Communications
408 540-3931

Netflix Announces Q4 2006 Financial Results

Subscribers – 6.3 million, up 51 percent year-over-year

Revenue – $277.2 million, up 44 percent year-over-year

GAAP Net Income – $14.9 million, down 61 percent year-over-year

Income Before Income Taxes – $23.8 million, up 439 percent year-over-year

LOS GATOS, Calif., January 24, 2007 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the fourth quarter and year ended December 31, 2006.

“2006 was a solid year for Netflix, demonstrating again the strength of our business model,” said Reed Hastings, Netflix co-founder and chief executive officer. “Our accomplishments during the year – strong subscriber growth, continued improvement in the customer experience, and increased profitability – together with the recent launch of the first generation of our online video option, leave us better positioned than ever to achieve our long-term objective of being the movie rental leader.”

Fourth-Quarter and Fiscal-Year 2006 Financial Highlights

Revenue1 for the fourth quarter of 2006 was $277.2 million, representing 44 percent year-over-year growth from $193.0 million for the fourth quarter of 2005, and 8 percent sequential growth from $256.0 million for the third quarter of 2006. Revenue for fiscal 2006 was $996.7 million, up 46 percent from $682.2 million for fiscal 2005.

GAAP net income for the fourth quarter of 2006 was $14.9 million, or $0.21 per diluted share, compared to GAAP net income of $38.2 million, or $0.57 per diluted share, for the fourth quarter of 2005 and GAAP net income of $12.8 million, or $0.18 per diluted share, for the third quarter of 2006. GAAP net income for the fourth quarter of 2005 included a benefit of the realized deferred tax assets of $34.9 million, or approximately $0.52 per diluted share, related to the recognition of the Company’s deferred tax assets.

GAAP net income for fiscal 2006 was $49.1 million, or $0.71 per diluted share, compared to GAAP net income of $42.0 million, or $0.64 per diluted share, for fiscal 2005.

[1]	The Company had previously recorded proceeds from sales of previously viewed DVDs and the related cost of DVDs sales as Sales revenue and Cost of sales revenue, respectively. The Company now records the net gain on sales of DVDs as a separate line item on the income statement.

Non-GAAP net income was $16.8 million, or $0.24 per diluted share, for the fourth quarter of 2006, compared to non-GAAP net income of $41.5 million, or $0.62 per diluted share, for the fourth quarter of 2005 and non-GAAP net income of $14.6 million, or $0.21 per diluted share, for the third quarter of 2006. Non-GAAP net income for the fourth quarter of 2005 included a benefit of the realized deferred tax assets of $34.9 million, or approximately $0.52 per diluted share, related to the recognition of the Company’s deferred tax assets.

Non-GAAP net income was $56.8 million, or $0.82 per diluted share, for fiscal 2006 compared to non-GAAP net income of $56.4 million, or $0.86 per diluted share for fiscal 2005.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Gross margin2 for the fourth quarter of 2006 was 38.9 percent, compared to 37.2 percent for the fourth quarter of 2005 and 38.0 percent for the third quarter of 2006. Gross margin for fiscal 2006 was 37.1 percent, compared to 31.7 percent for fiscal 2005.

Stock-based compensation. In accordance with SEC Staff Accounting Bulletin No. 107, stock-based compensation is no longer presented as a separate line item on our income statement. Stock-based compensation is now presented in the same lines as cash compensation paid to the same individuals. Stock-based compensation recognized in prior periods has been reclassified to conform with the presentation in the current period. In the fourth quarter, the charge related to stock-based compensation was $3.1 million, compared to $3.3 million in the fourth quarter of 2005 and compared to $3.2 million in the third quarter of 2006.

The charge related to stock-based compensation for fiscal 2006 was $12.7 million, compared to $14.3 million for fiscal 2005.

Free cash flow3 for the fourth quarter of 2006 was $22.5 million, compared to $24.3 million in the fourth quarter of 2005 and $22.3 million for the third quarter of 2006. Free cash flow for fiscal 2006 was $62.0 million as compared to $24.3 million in fiscal 2005.

Cash provided by operating activities for the fourth quarter of 2006 was $87.1 million, compared to $59.1 million for the fourth quarter of 2005 and $61.5 million for the third quarter of 2006. Cash provided by operating activities for fiscal 2006 was $247.9 million, compared to $157.5 million for fiscal 2005.

Subscriber acquisition cost4 for the fourth quarter of 2006 was $44.31 per gross subscriber addition, compared to $41.17 for the same period of 2005 and $45.32 for the third quarter of 2006. SAC for fiscal 2006 was $42.96 per gross subscriber addition compared to $38.77 for fiscal 2005.

Churn5 for the fourth quarter of 2006 was 3.9 percent, compared to 4.0 percent for the fourth quarter of 2005 and 4.2 percent for the third quarter of 2006. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

[2]	Gross margin is defined as revenue less cost of subscription and fulfillment expense. The Company had previously recorded fulfillment expense as an operating expense.
[3]	Free cash flow is defined as cash provided by operating activities less cash used in investing activities excluding purchases and sales of short-term investments.
[4]	Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Statement of Operations divided by total gross subscriber additions during the quarter.
[5]	Churn is defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, divided by three months.

Subscribers. Netflix ended the fourth quarter of 2006 with approximately 6,316,000 total subscribers, representing 51 percent year-over-year growth from 4,179,000 total subscribers at the end of the fourth quarter of 2005 and 12 percent sequential growth from 5,662,000 subscribers at the end of the third quarter of 2006.

Net subscriber additions in the quarter were 654,000, compared to 587,000 for the same period of 2005 and 493,000 for the third quarter of 2006.

During the quarter Netflix acquired 1,493,000 gross subscriber additions, representing 29 percent year-over-year growth from 1,156,000 gross subscriber additions in the fourth quarter of 2005 and 14 percent quarter-over-quarter growth from 1,310,000 gross subscriber additions in the third quarter of 2006.

Of the 6,316,000 total subscribers at quarter end, 97 percent, or 6,154,000, were paid subscribers. The other 3 percent, or 162,000, were free subscribers. Paid subscribers represented 96 percent of total subscribers at the end of the fourth quarter of 2005 and 97 percent of total subscribers at the end of the third quarter of 2006.

Business Outlook

The Company’s performance expectations for the first quarter of 2007 and full-year 2007 are as follows:

First-Quarter 2007

•	Ending subscribers of 6.7 million to 7.0 million

•	Revenue of $304 million to $310 million

•	GAAP net income of $9 million to $13 million, or $0.13 to $0.18 per diluted share

Full-Year 2007

•	Ending subscribers of 8.0 million to 8.4 million

•	Revenue of $1.25 billion to $1.3 billion

•	GAAP net income of $55 million to $60 million, or $0.76 to $0.83 per diluted share

Float and Trading Plans

The Company estimates the public float at approximately 55,863,475 shares as of December 31, 2006, up 1 percent from 55,230,571 shares as of September 30, 2006, based on registered shares held in street name with the Depository Trust and Clearing Corporation. From time to time executive officers of Netflix may elect to buy or sell stock in Netflix. All open market sales are made pursuant to the terms of 10b5-1 Trading Plans approved by the Company and generally adopted no less than three months prior to the first date of sale under such plan.

Earnings Call

The Netflix earnings call will be webcast today at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time, and may be accessed at http://ir.netflix.com. Following the conclusion of the webcast, a replay of the call will be available via Netflix’s website at http://ir.netflix.com. For those without access to the Internet, a replay of the call will be available from approximately 3:30 p.m. Pacific Time on January 24, 2007 through January 29, 2007. To listen to a replay, call (719) 457-0820, access code 6497808.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting, and, where specified, excludes the benefit of the realized tax assets. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

Netflix (Nasdaq: NFLX) is the world’s largest online movie rental service, providing more than six million subscribers access to over 70,000 DVD titles. The company offers a variety of subscription plans, starting at $5.99 a month. There are no due dates, no late fees and no shipping fees. DVDs are delivered for free by the USPS from regional shipping centers located throughout the United States. Netflix can reach more than 90 percent of its subscribers with generally one business-day delivery. Netflix offers personalized movie recommendations to its members and has more than one billion movie ratings. Netflix also allows members to share and recommend movies to one another through its FriendsSM feature. For more information, visit www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the first quarter of 2007 as well as subscriber growth, revenue, GAAP net income and earnings per share for the full-year 2007. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: impacts arising out of competition, our ability to manage our growth, in particular, managing our subscriber acquisition cost as well as the cost of content delivered to our subscribers; our ability to attract new subscribers and retain existing subscribers; changes in pricing, availability and effectiveness related to our advertising; fluctuations in consumer usage of our service, customer spending on DVDs and related products; disruption in service on our website or with our computer systems; deterioration of the U.S. economy or conditions specific to online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and increases in first class postage; increases in the costs of acquiring DVDs; and, widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2005	September 30, 2006	December 31, 2006	December 31, 2005	December 31, 2006
Revenues	$193,000	$255,950	$277,233	$682,213	$996,660
Cost of revenues:
Subscription	101,967	135,210	142,586	393,788	532,621
Fulfillment expenses*	19,189	23,583	26,762	71,987	94,364

Total cost of revenues	121,156	158,793	169,348	465,775	626,985

Gross profit	71,844	97,157	107,885	216,438	369,675
Operating expenses:
Technology and development *	9,219	11,929	13,201	35,388	48,379
Marketing *	47,591	59,367	66,158	144,562	225,524
General and administrative *	13,024	9,948	11,142	35,486	36,155
Gain on disposal of DVDs	(788)	(1,142)	(1,304)	(1,987)	(4,797)

Total operating expenses	69,046	80,102	89,197	213,449	305,261

Operating income	2,798	17,055	18,688	2,989	64,414
Other income (expense):
Interest and other income	1,965	4,687	5,064	5,753	15,904
Interest and other expense	(353)	—	—	(407)	—

Income before income taxes	4,410	21,742	23,752	8,335	80,318
Provision for income taxes	(33,801)	8,961	8,892	(33,692)	31,236

Net income	$38,211	$12,781	$14,860	$42,027	$49,082

Net income per share:
Basic	$.70	$.19	$.22	$.79	$.78
Diluted	$.57	$.18	$.21	$.64	$.71
Weighted average common shares outstanding:
Basic	54,393	68,081	68,424	53,528	62,577
Diluted	66,962	70,345	70,670	65,518	69,075

Amortization of stock-based compensation included in expense line items:
Fulfillment	$225	$213	$229	$1,225	$925
Technology and development	951	884	892	4,446	3,608
Marketing	602	540	515	2,565	2,138
General and administrative	1,554	1,532	1,494	6,091	6,025

	$3,332	$3,169	$3,130	$14,327	$12,696

Reconciliation of Non-GAAP Financial Measures
Non-GAAP net income reconciliation:
Net income	$38,211	$12,781	$14,860	$42,027	$49,082
Add back:
Stock-based compensation	3,332	3,169	3,130	14,327	12,696
Income tax effect of stock-based compensation	—	(1,306)	(1,171)	—	(4,950)

Non-GAAP net income	$41,543	$14,644	$16,819	$56,354	$56,828

Non-GAAP net income per share:
Basic	$.76	$.22	$.25	$1.05	$.91
Diluted	$.62	$.21	$.24	$.86	$.82
Weighted average common shares outstanding:
Basic	54,393	68,081	68,424	53,528	62,577
Diluted	66,962	70,345	70,670	65,518	69,075

*	Stock-based compensation recognized in the three and twelve months ended December 31, 2005 has been reclassed to this expense line to conform with the current period presentation.

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	December 31, 2005	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$212,256	$400,430
Prepaid expenses	7,848	4,742
Prepaid revenue sharing expenses	5,252	9,456
Deferred tax assets	13,666	3,155
Other current assets	4,669	10,635

Total current assets	243,691	428,418
DVD library, net	57,032	104,908
Intangible assets, net	457	969
Property and equipment, net	40,213	55,503
Deposits	1,249	1,316
Deferred tax assets	21,239	15,600
Other assets	800	2,065

Total assets	$364,681	$608,779

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$63,491	$93,864
Accrued expenses	25,563	29,905
Deferred revenue	48,533	69,678

Total current liabilities	137,587	193,447
Deferred rent	842	1,121

Total liabilities	138,429	194,568
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at December 31, 2005 and 2006; 54,755,731 and 68,612,463 issued and outstanding at December 31, 2005 and 2006, respectively	55	69
Additional paid-in capital	315,868	454,731
Accumulated deficit	(89,671)	(40,589)

Total stockholders’ equity	226,252	414,211

Total liabilities and stockholders’ equity	$364,681	$608,779

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2005	September 30, 2006	December 31, 2006	December 31, 2005	December 31, 2006
Cash flows from operating activities:
Net income	$38,211	$12,781	$14,860	$42,027	$49,082
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	2,616	4,066	4,374	9,134	15,903
Amortization of DVD library	24,848	36,253	45,716	96,883	141,160
Amortization of intangible assets	12	25	25	985	73
Stock-based compensation expense	3,332	3,169	3,130	14,327	12,696
Excess tax benefits from stock-based compensation	—	(3,923)	(5,652)	—	(13,217)
Loss on disposal of property and equipment	—	—	—	—	(23)
Gain on disposal of DVDs	(1,432)	(2,241)	(2,770)	(3,588)	(9,089)
Noncash interest expense	—	—	—	11	—
Deferred taxes	(34,905)	4,126	2,651	(34,905)	16,150
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(7,737)	(143)	(3,134)	(4,884)	(7,064)
Accounts payable	14,863	(2,624)	3,178	8,246	3,208
Accrued expenses	5,159	9,049	4,918	12,432	17,559
Deferred revenue	14,133	846	19,803	16,597	21,145
Deferred rent	(33)	78	12	242	279

Net cash provided by operating activities	59,067	61,462	87,111	157,507	247,862

Cash flows from investing activities:
Purchases of property and equipment	(10,434)	(5,231)	(11,524)	(27,653)	(27,333)
Acquisition of intangible asset	—	—	—	(481)	(585)
Acquisitions of DVD library	(27,056)	(37,255)	(56,289)	(111,446)	(169,528)
Proceeds from sale of DVDs	2,040	3,675	3,977	5,781	12,886
Proceeds from disposal of property and equipment	—	—	—	—	23
Deposits and other assets	716	(311)	(804)	551	(1,332)

Net cash used in investing activities	(34,734)	(39,122)	(64,640)	(133,248)	(185,869)

Cash flows from financing activities:
Proceeds from issuance of common stock	5,815	776	3,566	13,393	112,964
Principal payments on notes payable and capital lease obligations	—	—	—	(79)	—
Excess tax benefits from stock-based compensation	—	3,923	5,652	—	13,217

Net cash provided by financing activities	5,815	4,699	9,218	13,314	126,181

Effect of exchange rate changes on cash and cash equivalents	222	—	—	222
Net increase in cash and cash equivalents	30,370	27,039	31,689	37,795	188,174
Cash and cash equivalents, beginning of period	181,886	341,702	368,741	174,461	212,256

Cash and cash equivalents, end of period	$212,256	$368,741	$400,430	$212,256	$400,430

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$59,067	$61,462	$87,111	$157,507	$247,862
Purchases of property and equipment	(10,434)	(5,231)	(11,524)	(27,653)	(27,333)
Acquisition of intangible asset	—	—	—	(481)	(585)
Acquisitions of DVD library	(27,056)	(37,255)	(56,289)	(111,446)	(169,528)
Proceeds from sale of DVDs	2,040	3,675	3,977	5,781	12,886
Proceeds from disposal of property and equipment	—	—	—	—	23
Deposits and other assets	716	(311)	(804)	551	(1,332)

Non-GAAP free cash flow	$24,333	$22,340	$22,471	$24,259	$61,993

Netflix, Inc.

Consolidated Other data

(unaudited)

(in thousands, except percentages and subscriber acquisition cost)

	As of / Three Months Ended			As of / Twelve Months Ended
	December 31, 2005	September 30, 2006	December 31, 2006	December 31, 2005	December 31, 2006
Subscriber information:
Subscribers: beginning of period	3,592	5,169	5,662	2,610	4,179
Gross subscribers additions: during period	1,156	1,310	1,493	3,729	5,250
Gross subscriber additions year-to-year change	47.6%	42.2%	29.2%	37.3%	40.8%
Gross subscriber additions quarter-to-quarter sequential change	25.5%	22.4%	14.0%	—	—
Less subscriber cancellations : during period	(569)	(817)	(839)	(2,160)	(3,113)
Subscribers: end of period	4,179	5,662	6,316	4,179	6,316
Subscribers year-to-year change	60.1%	57.6%	51.1%	60.1%	51.1%
Subscribers quarter-to-quarter sequential change	16.3%	9.5%	11.6%	—	—
Free subscribers: end of period	153	173	162	153	162
Free subscribers as percentage of ending subscribers	3.7%	3.1%	2.6%	3.7%	2.6%
Paid subscribers: end of period	4,026	5,489	6,154	4,026	6,154
Paid subscribers year-to-year change	61.9%	60.4%	52.9%	61.9%	52.9%
Paid subscribers quarter-to-quarter sequential change	17.6%	9.4%	12.1%	—	—
Churn	4.0%	4.2%	3.9%	—	—
Subscriber acquisition cost	$41.17	$45.32	$44.31	$38.77	$42.96
Margins:
Gross margin	37.2%	38.0%	38.9%	31.7%	37.1%
Operating margin	1.4%	6.7%	6.7%	0.4%	6.5%
Net margin	19.8%	5.0%	5.4%	6.2%	4.9%
Expenses as percentage of revenues:
Technology and development	4.8%	4.7%	4.8%	5.2%	4.9%
Marketing	24.7%	23.2%	23.9%	21.2%	22.6%
General and administrative	6.7%	3.9%	4.0%	5.2%	3.6%
Gain on disposal of DVDs	(0.4%)	(0.5%)	(0.5%)	(0.3%)	(0.5%)

Total operating expenses	35.8%	31.3%	32.2%	31.3%	30.6%
Year-to-year change:
Total revenues	37.2%	48.2%	43.6%	36.3%	46.1%
Fulfillment	13.9%	32.7%	39.5%	23.5%	31.1%
Technology and development	26.5%	33.2%	43.2%	20.1%	36.7%
Marketing	63.1%	77.4%	39.0%	43.8%	56.0%
General and administrative	74.7%	4.3%	(14.5%)	60.5%	1.9%
Gain on disposal of DVDs	(22.0%)	194.3%	65.5%	(22.4%)	141.4%
Total operating expenses	60.9%	55.3%	29.2%	42.7%	43.0%